Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204704) of TEGNA Inc. of our report dated June 26, 2020 relating to the financial statements and supplemental schedule of TEGNA 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 26, 2020